BILL OF SALE, ASSIGNMENT AND ASSUMPTION AGREEMENT

            THIS BILL OF SALE, ASSIGNMENT AND ASSUMPTION AGREEMENT ("Bill of Sale") is made and entered into by GREENMAN ACQUISITION CORP., a Delaware corporation ("Purchaser"), and UNITED WASTE SERVICE, INC., a Georgia corporation (the "Seller), pursuant to the terms of that certain Asset Purchase Agreement dated as of September 4, 1998 by and among the Purchaser, GreenMan Technologies, Inc. and the Seller (the "Agreement"). Capitalized terms used herein which are defined in the Agreement shall have the meanings assigned to them therein unless otherwise defined herein.

            1. For good and valuable consideration, receipt of which is hereby acknowledged, Seller does hereby sell, convey, transfer, assign and deliver to Purchaser, and its successors and assigns, free and clear of any liens, the Purchased Assets.

            2. Purchaser does hereby accept the foregoing sale, conveyance, transfer, assignment and delivery of the Purchased Assets and does hereby assume and agree to pay, perform and discharge, when lawfully due, the Assumed Liabilities.

            Each of Seller and Purchaser hereby covenants that, from time to time after delivery of this Bill of Sale, at the other's request and without further consideration, such party shall do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, any and all such further acts, instruments and other things or writings reasonably requested by the other party in order to evidence and effectuate the consummation of any of the transactions contemplated by this Bill of Sale.

            Notwithstanding anything contained in this Bill of Sale to the contrary, the terms and provisions of the Agreement (including any representations or warranties of Seller relating to the Purchased Assets) shall survive the delivery of this Bill of Sale as provided in the Agreement. This Bill of Sale shall, in all events, be construed so that none of the Assumed Liabilities shall be expanded, increased, broadened or enlarged as to rights or remedies which third parties would have had against Purchaser or Seller had this Bill of Sale not been executed and delivered. This Bill of Sale, being further documentation of the sales, conveyances, transfers, assignments and assumptions contemplated by the Agreement, neither expands upon nor limits the rights, benefits, responsibilities, liabilities and obligations of Purchaser and Seller provided in and under the Agreement.

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            IN WITNESS WHEREOF, Seller and Purchaser have caused this Bill of
Sale to be executed on September 4, 1998.


                                       GREENMAN ACQUISITION CORP.


                                       By:    /s/ Charles E. Coppa
                                              -----------------------
                                       Title: Treasurer
                                              -----------------------


                                       UNITED WASTE SERVICE, INC.


                                       By:    /s/ David A. Barclay
                                              -----------------------
                                       Title: Assistant Secretary
                                              -----------------------